Exhibit 4.2

LI AUTO INC.

Number	Class B Ordinary Shares

Incorporated under the laws of the Cayman Islands

Share capital is $500,000 divided into

5,000,000,000 Shares of a par value of US$0.0001 each, comprising of

(i) 4,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each,

(ii) 500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, and

(iii) 500,000,000 Shares of a par value of US$0.0001 each of such class or classes (however designated)

THIS IS TO CERTIFY THAT                                                                                    is the registered holder of                                         Class B Ordinary Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the                    day of                                                by:

DIRECTOR

LI AUTO INC.

Number	Class A Ordinary Shares

Incorporated under the laws of the Cayman Islands

Share capital is $500,000 divided into

5,000,000,000 Shares of a par value of US$0.0001 each, comprising of

(i) 4,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each,

(ii) 500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, and

(iii) 500,000,000 Shares of a par value of US$0.0001 each of such class or classes (however designated)

THIS IS TO CERTIFY THAT                                                                                    is the registered holder of                                                                                    Class A Ordinary Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the                    day of                                                by:

DIRECTOR